Exhibit 99.15

NOTICE TO U.S. HOLDERS OF GUOTAI JUNAN SHARES AND HAITONG SHARES IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to the following announcements and you are therefore advised to read the following disclaimer carefully before accessing, reading or making any other use of the following announcements. In, and as a result of, accessing this document you agree, and you are deemed to agree, to be bound by the following terms and conditions.

The Proposed Merger will involve the exchange of securities of two joint stock companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. U.S. holders of Guotai Junan Shares or Haitong Shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of Guotai Junan Securities and Haitong Securities is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of Guotai Junan Shares or Haitong Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of Guotai Junan Shares or Haitong Shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act, or pursuant to an exemption from such registration. The shares to be issued under the Proposed Placement will not be registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the U.S. and will be issued in a transaction exempt from registration under the U.S. Securities Act. The Guotai Junan Shares to be issued pursuant to the Proposed Merger are not, and will not be, registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the U.S. and will be issued to U.S. holders of Haitong Shares in reliance on the exemption from registration provided by Rule 802 under the U.S. Securities Act and in reliance on available exemptions from any state law registration requirements and/or any applicable securities laws. The Guotai Junan Shares to be issued pursuant to the Proposed Merger will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act to the same extent and proportion as the Haitong Shares for which they were exchanged in the Proposed Merger.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Guotai Junan Shares to be issued in connection with the Proposed Merger, or determined if the following announcements are accurate or complete. Any representation to the contrary is a criminal offence. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the Guotai Junan Shares to be issued in connection with the Proposed Merger, Guotai Junan Securities will submit to the US Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of Haitong Shares related to the Proposed Merger.

The receipt of Guotai Junan Shares or cash proceeds from the exercise of the put options pursuant to the Proposed Merger by a U.S. holder of Guotai Junan Shares or Haitong Shares (as applicable) may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other tax laws. Each holder of Guotai Junan Shares and Haitong Shares is urged to consult an independent professional adviser immediately regarding applicable tax consequences of the Proposed Merger.

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this joint announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this joint announcement.

This joint announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of Guotai Junan Securities or Haitong Securities, nor is it any solicitation of any vote or approval in any jurisdiction.

This joint announcement is not for release, publication or distribution, in whole or in part, in, into or from any jurisdiction where to do so would constitute a violation of the applicable laws or regulations of such jurisdiction.

Guotai Junan Securities Co., Ltd.

國泰君安証券股份有限公司
(A joint stock company incorporated in the People’s Republic of China with limited liability) (Stock Code: 02611)	(A joint stock limited company incorporated in the People’s Republic of China with limited liability) (Stock Code: 06837)

JOINT ANNOUNCEMENT

(1) INDICATIVE TIMELINE FOR THE EXERCISE OF THE GUOTAI JUNAN PUT OPTION AND THE HAITONG PUT OPTION

(2) INDICATIVE TIMELINE FOR IMPLEMENTATION OF THE SHARE EXCHANGE

AND

(3) PROCEDURES FOR THE EXERCISE OF GUOTAI JUNAN PUT OPTION FOR GUOTAI JUNAN H SHARES AND HAITONG PUT OPTION FOR HAITONG H SHARES

INTRODUCTION

Reference is made to (i) the announcements jointly issued by Guotai Junan Securities Co., Ltd. (“Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”) dated 20 November 2024, 13 December 2024, 22 December 2024, 23 December 2024, 9 January 2025 and 20 January 2025 in relation to the update on progress relating to, among other matters, the Proposed Merger and the Proposed Placement; and (ii) the circular (the “Joint Circular”) jointly issued by Guotai Junan Securities and Haitong Securities dated 22 November 2024. Unless otherwise defined, capitalised terms used herein shall have the same meanings as those defined in the Joint Circular.

This joint announcement contains information regarding (i) the indicative timeline for the exercise of the Guotai Junan Put Option and the Haitong Put Option; (ii) the indicative timeline for implementation of the Share Exchange; and (iii) the procedures for the exercise of the Guotai Junan Put Option for Guotai Junan H Shares and the Haitong Put Option for Haitong H Shares.

INDICATIVE TIMELINE FOR THE EXERCISE OF THE GUOTAI JUNAN PUT OPTION AND THE HAITONG PUT OPTION

The duration of the Guotai Junan Put Option Declaration Period and the Haitong Put Option Declaration Period (each a “Put Option Declaration Period”) for Guotai Junan A Shares and Haitong A Shares will be respectively determined in accordance with Guideline No. 2 of Shanghai Stock Exchange for Self-Regulation of Listed Companies (amended May 2024) – Part 9 Cash Put Options 《上海證券交易所上市公司自律監管指南第 2 號－ 業務辦理(2024 年 5 月修訂)－ 第九 號現金選擇權》(the “Guideline”).

Pursuant to the Guideline, (i) if the closing price of the relevant A shares quoted on the SSE on the trading day immediately preceding the date of the implementation announcement in respect of the declaration to exercise the A share put option (the “Relevant Closing Price of A shares”) made on the SSE exceeds the relevant exercise price of the put option by 15% (which means that the declaration of the put option may result in significant loss for shareholders declaring to exercise such put option), the declaration period for the put option shall be at least one trading day, whereas (ii) if the exercise price of the put option is higher than or close to the Relevant Closing Price of A shares, the declaration period for the put option shall be at least three trading days.

The Put Option Declaration Period for Guotai Junan H Shares and Haitong H Shares will follow the Put Option Declaration Period for Guotai Junan A Shares and Haitong A Shares, respectively, for the purpose of ensuring equality of treatment of holders of H shares and holders of A shares.

Based on the Relevant Closing Price of A shares of Guotai Junan Securities and Haitong Securities (being such relevant closing price as at the date of this joint announcement), the Put Option Declaration Period for Guotai Junan H Shares and Haitong H Shares will both be one trading day, respectively.

The timelines below are indicative and for reference only and may be subject to change. Further announcement(s) will be made as and when appropriate. Unless otherwise expressly stated, references to the times and dates in this joint announcement are to Hong Kong times and dates, and timeline is counted in trading day on which the Hong Kong Stock Exchange is open for dealings or trading in securities.

Event	Expected Date(1)

(a)        Publication of this indicative timeline and implementation announcement by Guotai Junan Securities regarding the declaration to exercise the Guotai Junan Put Option for Guotai Junan H Shares

(b)        Publication of this indicative timeline and implementation announcement by Haitong Securities regarding the declaration to exercise the Haitong Put Option for Haitong H Shares

21 January 2025

(a)        Last day of dealings in Haitong H Shares on the Hong Kong Stock Exchange

(b)        Publication of reminder announcement by Guotai Junan Securities regarding the exercise of Guotai Junan Put Option for Guotai Junan H Shares

(c)        Publication of reminder announcement by Haitong Securities regarding the exercise of Haitong Put Option for Haitong H Shares

5 February 2025

(a)        Cessation of dealings in Haitong H Shares on the Hong Kong Stock Exchange(4)

(b)        Put Option Declaration Period for the Guotai Junan Put Option in respect of Guotai Junan H Shares

(c)        Put Option Declaration Period for the Haitong Put Option in respect of Haitong H Shares

6 February 2025

(a)        The latest time for Qualified Guotai Junan Dissenting Shareholders holding Guotai Junan H Shares to lodge the Guotai Junan H Shares share certificates together with the transfer forms and other materials required to Guotai Junan Securities’ H share registrar for the declaration of the Guotai Junan Put Option

(b)        The latest time for Qualified Haitong Dissenting Shareholders holding Haitong H Shares to lodge the Haitong H Shares share certificates together with the transfer forms and other materials required to Haitong Securities’ H share registrar for the declaration of the Haitong Put Option

4:30 p.m. on 6 February 2025

(a)        Publication of announcement of the results of the exercise of the Guotai Junan Put Option by Guotai Junan Securities

(b)        Publication of announcement of the results of the exercise of the Haitong Put Option by Haitong Securities

12 February 2025

Event	Expected Date(1)

(a)        Despatch of cheques for the amounts due to the Qualified Guotai Junan Dissenting Shareholders who hold Guotai Junan H Shares and have validly exercised the Guotai Junan Put Option

(b)        Despatch of cheques for the amounts due to the Qualified Haitong Dissenting Shareholders who hold Haitong H Shares and have validly exercised the Haitong Put Option

(c)        Transfer of title of Guotai Junan H Shares from the Qualified Guotai Junan Dissenting Shareholders who hold Guotai Junan H Shares and have validly exercised the Guotai Junan Put Option to the Guotai Junan Put Option Provider and update of the register of Guotai Junan H Shareholders

(d)        Transfer of title of Haitong H Shares from the Qualified Haitong Dissenting Shareholders who hold Haitong H Shares and have validly exercised the Haitong Put Option to the Haitong Put Option Provider(s) and update of the register of Haitong H Shareholders

13 February 2025(2)(3)

Notes:

(1).	Dates and timelines above are indicative and for reference only and may be subject to change.

(2).	So long as Qualified Guotai Junan Dissenting Shareholders holding Guotai Junan H Shares or Qualified Haitong Dissenting Shareholders holding Haitong H Shares lodge the Guotai Junan H Shares share certificates together with the transfer forms and other materials required to Guotai Junan Securities’ H share registrar for the declaration of the Guotai Junan Put Option or lodge the Haitong H Shares share certificates together with the transfer forms and other materials required to Haitong Securities’ H share registrar for the declaration of the Haitong Put Option (as the case may be) before the latest time above (currently expected to be 4:30 p.m. on 6 February 2025), such shareholder shall be entitled to exercise the Guotai Junan Put Option or Haitong Put Option in respect of its Guotai Junan H Shares or Haitong H Shares (as the case may be) provided that the other criteria set out in the definition of “Qualified Guotai Junan Dissenting Shareholder(s)” or “Qualified Haitong Dissenting Shareholder(s)” (as the case may be) in the Joint Circular have been met, and to receive the remittances in respect of the amounts due to the Qualified Guotai Junan Dissenting Shareholders holding Guotai Junan H Shares or the Qualified Haitong Dissenting Shareholders holding Haitong H Shares who have validly exercised the Guotai Junan Put Option or the Haitong Put Option (as the case may be) on 13 February 2025 (expected date).

Remittances in respect of the amounts due to the Qualified Guotai Junan Dissenting Shareholders holding Guotai Junan H Shares or the Qualified Haitong Dissenting Shareholders holding Haitong H Shares who have validly exercised the Guotai Junan Put Option or the Haitong Put Option (as the case may be) will be posted to the relevant holders of H shares by ordinary post at their own risk and subject to receipt by Guotai Junan Securities’ H share registrar or Haitong Securities’ H share registrar, both being Computershare Hong Kong Investor Services Limited, of all the relevant documents which render the exercise of the Guotai Junan Put Option or the Haitong Put Option (as the case may be) complete and valid.

(3).	Applicable only if there are Qualified Guotai Junan Dissenting Shareholders holding Guotai Junan H Shares who have validly exercised the Guotai Junan Put Option and/or Qualified Haitong Dissenting Shareholders holding Haitong H Shares who have validly exercised the Haitong Put Option.

(4).	So long as a Qualified Haitong Dissenting Shareholder holds its Haitong H Shares since the record date for the Haitong EGM and the Haitong H Shareholders’ Class Meeting until such date of cessation of dealings in Haitong H Shares on the Hong Kong Stock Exchange, such shareholder shall be entitled to exercise the Haitong Put Option in respect of its Haitong H Shares provided that the other criteria set out in the definition of “Qualified Haitong Dissenting Shareholder(s)” in the Joint Circular have been met.

INDICATIVE TIMELINE FOR IMPLEMENTATION OF THE SHARE EXCHANGE

Event	Expected Date(1)(2)
Application by Haitong Securities for withdrawal of listing of Haitong A Shares on the SSE	7 February 2025
Issue of announcement of withdrawal of listing of Haitong H Shares on the Hong Kong Stock Exchange and announcement of withdrawal of listing of Haitong A Shares on the SSE by Haitong Securities	D(3)
The latest time for lodging Haitong H Shares and transfer forms for the transfer of Haitong H Shares	4:30 p.m. on D+2

(a)        Issue of implementation announcement and the revised indicative timeline regarding the H share Share Exchange by Guotai Junan Securities

(b)        Issue of implementation announcement and the revised indicative timeline regarding the H share Share Exchange by Haitong Securities

(c)        Record date for the A Share Share Exchange

(d)        Record date for the H Share Share Exchange (“H Share Share- Exchange Record Date”)

D+3
Closure of registers for transfer of Haitong H Shares for the determination of the number of Haitong H Shares held by Haitong Share-Exchange Shareholders(4)	D+3 and onwards
Withdrawal of the listing of Haitong H Shares on the Hong Kong Stock Exchange	9:00 a.m. on D+4
Withdrawal of the listing of Haitong A Shares on the SSE	D+4
Issue of reminder announcement by Guotai Junan Securities regarding the implementation of H share Share Exchange	D+8

Event	Expected Date(1)(2)

(a)        Issue of announcement by Guotai Junan Securities regarding the completion of A share Share Exchange and the completion of the Proposed Placement

(b)        Completion of the H share Share Exchange (the “H Share Share-Exchange Date”)

(c)        Cancellation of all Haitong H Shares

(d)        Issue of Guotai Junan H Shares, update of the register of Guotai Junan H Shareholders and despatch of the Guotai Junan H Share share certificates to Haitong Share-Exchange Shareholders who hold Haitong H Shares as at the H Share Share-Exchange Record Date(5)

(e)        Publication of announcement by Guotai Junan Securities regarding the completion of H share Share Exchange

D+12
Commencement of dealings of the Guotai Junan H Shares issued under the Share Exchange on the Hong Kong Stock Exchange and the Guotai Junan A Shares issued under the Share Exchange and the Proposed Placement on the SSE	D+13

Notes:

(1).	Dates and timeline above are indicative and for reference only and may be subject to change.

(2).	The date of issue of announcement indicated in the timeline above refers to the date of the respective announcement made by Guotai Junan Securities and/or Haitong Securities in respect of the relevant A shares on the SSE (as the case may be).

(3).	This date is subject to approval by the SSE on the withdrawal of listing of Haitong A Shares on the SSE.

(4).	Closure of register of Haitong Securities is for the determination of the number of Haitong H Shares held by Haitong Share-Exchange Shareholders as at the H Share Share-Exchange Record Date. Haitong H Shareholders who recently purchased Haitong H Shares will not be able to register as a registered Haitong H Shareholder during the closure period. The closure of the register of Haitong Securities does not affect the share transfer and update of the share register of Haitong Securities due to the exercise of the Haitong Put Option.

(5).	For the avoidance of doubt, the share certificate for Guotai Junan H Shares to be issued under the Share Exchange will be posted by ordinary post to the Haitong Share-Exchange Shareholders who hold Haitong H Shares in their own names as at the H Share Share-Exchange Record Date without them taking any action on the H Share Share-Exchange Date at their own risk.

PROCEDURES FOR THE EXERCISE OF GUOTAI JUNAN PUT OPTION FOR GUOTAI JUNAN H SHARES AND HAITONG PUT OPTION FOR HAITONG H SHARES

Any Qualified Guotai Junan Dissenting Shareholder holding Guotai Junan H Shares who wishes to exercise the Guotai Junan Put Option or Qualified Haitong Dissenting Shareholder holding Haitong H Shares who wishes to exercise Haitong Put Option should (1) (for the Registered Shareholders as defined below) exercise, or (2) (for the Beneficial Owners as defined below) instruct the HKSCC Nominees Limited to exercise the Guotai Junan Put Option or Haitong Put Option in respect of the relevant dissenting H shares (the “Dissenting H Shares”) during the Put Option Declaration Period by delivering the following required documents in person by hand to the H share registrars of Guotai Junan Securities and Haitong Securities, Computershare Hong Kong Investor Services Limited (the “H Share Registrar”), at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong for declaration.

I.	For Guotai Junan H Shareholders or Haitong H Shareholders whose Guotai Junan H Shares or Haitong H Shares are held in CCASS through CCASS participants or HKSCC Nominees Limited at the time of the declaration of the Guotai Junan Put Option or Haitong Put Option (including the southbound investors holding such H shares through the southbound trading links of the Shanghai-Hong Kong Stock Connect and the Shenzhen-Hong Kong Stock Connect) (the “Beneficial Owners”)

HKSCC Nominees Limited will exercise the Guotai Junan Put Option or Haitong Put Option for the Beneficial Owners. The Beneficial Owner who wishes to exercise the Guotai Junan Put Option or Haitong Put Option should give instructions and arrange with its agent, trustee or nominee (including any CCASS participant) through which the Guotai Junan H Shares or Haitong H Shares are held so that HKSCC Nominees Limited can exercise the Guotai Junan Put Option or Haitong Put Option on behalf of the Beneficial Owner by following their instructions.

The following documents are required for the Beneficial Owners to instruct the HKSCC Nominees Limited to exercise the Guotai Junan Put Option or Haitong Put Option:

(i)	the exercise notice duly executed by HKSCC Nominees Limited as instructed by the Beneficial Owner through its relevant CCASS participant. The forms of the exercise notice are attached to this joint announcement as Schedule IA (for HKSCC on behalf of Guotai Junan Dissenting Shareholders) and Schedule IIA (for HKSCC on behalf of Haitong Dissenting Shareholders);

(ii)	the declaration and exercise notice duly executed by the Beneficial Owner and a proof of Beneficial Owner’s submission of the declaration and exercise notice. The forms of the declaration and exercise notice are attached to this joint announcement as Schedule IB (for Guotai Junan Dissenting Shareholders) and Schedule IIB (for Haitong Dissenting Shareholders);

(iii)	proof to be submitted by the Beneficial Owner or on its behalf that the Beneficial Owner has held the beneficial title to the Dissenting H Shares without any trading in such Dissenting H Shares since the record date for the Guotai Junan EGM or the Haitong EGM and the Haitong H Shareholders’ Class Meeting (as the case may be) (the “Meeting Record Date”).

For example, the trading details or account balance of the Beneficial Owner in the account of the relevant broker where the Beneficial Owner holds the beneficial title to the Dissenting H Shares, showing that there has been no trading in such Dissenting H Shares by the Beneficial Owner since the Meeting Record Date.

(iv)	proof to be submitted by the Beneficial Owner or on its behalf that it has duly instructed its broker to exercise the Guotai Junan Put Option or Haitong Put Option (as the case may be) with respect to the relevant Dissenting H Shares held by it;

For example, the written or electronic instruction given by the Beneficial Owner to the relevant broker to exercise the Guotai Junan Put Option or Haitong Put Option (as the case may be) with respect to the relevant Dissenting H Shares held by it.

(v)	proof to be submitted by the Beneficial Owner or on its behalf that it has cast Effective Dissenting Votes in respect of all relevant resolutions regarding the Proposed Merger at the Guotai Junan EGM or the Haitong EGM and the Haitong H Shareholders’ Class Meeting (collectively, “Haitong Meetings”) (as the case may be) as specified in the Joint Circular;

For example, the voting instruction from the Beneficial Owner to the relevant broker regarding the relevant resolutions in respect of the Proposed Merger at the Guotai Junan EGM or Haitong Meetings, as the case may be.

(vi)	the share certificate(s) of the Dissenting H Shares provided by HKSCC Nominees Limited; and

(vii)	the transfer form(s) duly executed by HKSCC Nominees Limited.

HKSCC Nominees Limited takes no responsibility for the verification of the entitlement (i.e. items (ii), (iii), (iv) and (v) as mentioned above) of the Guotai Junan Dissenting Shareholders or Haitong Dissenting Shareholders who wish to exercise the Guotai Junan Put Option or Haitong Put Option. For the avoidance of doubt, items (ii), (iii), (iv) and (v) above should be delivered by the Beneficial Owner to H Share Registrar; items (i), (vi) and (vii) above will be separately delivered to H Share Registrar by HKSCC Nominees Limited and do not need to be delivered by the Beneficial Owner.

II.	For Guotai Junan H Shareholders or Haitong H Shareholders registered as a shareholder on the respective H share register whose Guotai Junan H Shares or Haitong H Shares are not deposited in CCASS and are held in certificated form at the time of declaration of the Guotai Junan Put Option or Haitong Put Option (the “Registered Shareholders”)

The following documents are required for the Registered Shareholders to exercise the Guotai Junan Put Option or Haitong Put Option:

(i)	the declaration and exercise notice, duly executed by the Registered Shareholder. The forms of the declaration and exercise notice are attached to this joint announcement as Schedule IB (for Guotai Junan Dissenting Shareholders) and Schedule IIB (for Haitong Dissenting Shareholders);

(ii)	proof to be submitted by the Registered Shareholder[1] that:

(a)	it has been validly registered as a shareholder on the respective H share register in respect of the Dissenting H Shares since the Meeting Record Date; and

(b)	it has held the Dissenting H Shares without any transfer of title in such Dissenting H Shares since the Meeting Record Date;

(iii)	proof to be submitted by the Registered Shareholder that it has cast Effective Dissenting Votes in respect of all relevant resolutions regarding the proposal of the Proposed Merger at Guotai Junan EGM or Haitong Meetings (as the case may be) as specified in the Joint Circular;

(iv)	the share certificate(s) of the Dissenting H Shares; and

(v)	the transfer form(s) duly executed by the Registered Shareholder.

Declaration for the exercise of the Guotai Junan Put Option or Haitong Put Option made by any Guotai Junan H Shareholder or Haitong H Shareholder who does not satisfy the criteria set out in the definition of “Qualified Guotai Junan Dissenting Shareholder(s)” or “Qualified Haitong Dissenting Shareholder(s)” in the Joint Circular will be void. Any Qualified Guotai Junan Dissenting Shareholder holding Guotai Junan H Shares or Qualified Haitong Dissenting Shareholder holding Haitong H Shares who for whatever reason has not completed the above procedures during the Put Option Declaration Period will not be entitled to exercise the Guotai Junan Put Option or Haitong Put Option.

[1]	If a Guotai Junan H Shareholder or Haitong H Shareholder was a Beneficial Owner on the Meeting Record Date and subsequently becomes a Registered Shareholder at the time of declaration of the Guotai Junan Put Option or Haitong Put Option, such Guotai Junan H Shareholder or Haitong H Shareholder shall provide:

(i)	proof that it has held the beneficial title to the Dissenting H Shares without any trading in such Dissenting H Shares since the Meeting Record Date until the time when it becomes a Registered Shareholder as set out in (iii) under section I above; and

(ii)	proof that (a) it has been validly registered as a shareholder on the respective H share register in respect of the Dissenting H Shares since the date when it becomes a Registered Shareholder; and (b) it has held the Dissenting H Shares without any transfer of title in such Dissenting H Shares since the date when it becomes a Registered Shareholder.

The declaration of the Guotai Junan Put Option or Haitong Put Option completed by the Qualified Guotai Junan Dissenting Shareholders or the Qualified Haitong Dissenting Shareholders once delivered is irrevocable. All the effective Dissenting H Shares which have been validly declared will be transferred to the relevant Guotai Junan Put Option Provider at the cash price of HK$8.54 per Guotai Junan H Share or the relevant Haitong Put Option Provider at the cash price of HK$4.16 per Haitong H Share, as the case may be.

Stamp duty and other applicable tax, fees, levies, costs and expenses arising out of or in relation to the exercise of the Guotai Junan Put Option or Haitong Put Option will be deducted from the cash to be received by the Qualified Guotai Junan Dissenting Shareholders or the Qualified Haitong Dissenting Shareholders who exercise the Guotai Junan Put Option or Haitong Put Option. Such shareholders are recommended to consult its own professional adviser if they are in any doubt as to the taxation implications of exercising the Guotai Junan Put Option or Haitong Put Option.

Any other costs incurred due to the exercise of the Guotai Junan Put Option or Haitong Put Option, including but not limited to cost of accommodation, transport, meals and communications, shall be borne by the respective Guotai Junan Dissenting Shareholder or Haitong Dissenting Shareholder.

Guotai Junan Securities or Haitong Securities shall respectively have the absolute discretion in determining any question in relation to the exercise of the Guotai Junan Put Option or the Haitong Put Option, as the case may be. Any Guotai Junan Dissenting Shareholder holding Guotai Junan H Shares or Haitong Dissenting Shareholder holding Haitong H Shares which wishes to clarify the above declaration procedures should contact the H Share Registrar at +852 2862 8555.

Procedures for the exercise of the Guotai Junan Put Option for Guotai Junan A Shares and the Haitong Put Option for Haitong A Shares are published in Chinese on the website of the SSE (www.sse.com.cn) and in the overseas regulatory announcements of Guotai Junan Securities and Haitong Securities to be published on the website of the Hong Kong Stock Exchange on the same day as the date of this joint announcement, respectively.

By order of the board of	By order of the board of
Guotai Junan Securities Co., Ltd.	Haitong Securities Co., Ltd.
Mr. Zhu Jian	Mr. Li Jun
Chairman	Executive Director and General Manager

Shanghai, the PRC

21 January 2025

As at the date of this joint announcement, the executive directors of Guotai Junan Securities are Mr. ZHU Jian and Mr. LI Junjie; the non-executive directors of Guotai Junan Securities are Mr. LIU Xinyi, Ms. GUAN Wei, Mr. ZHONG Maojun, Mr. CHEN Hua, Mr. SUN Minghui, Mr. ZHANG Manhua, Mr. WANG Tao and Mr. CHEN Yijiang; and the independent non-executive directors of Guotai Junan Securities are Mr. DING Wei, Mr. LI Renjie, Mr. BAI Wei, Mr. WANG Guogang, Mr. YIM, Chi Hung Henry and Mr. PU Yonghao.

The directors of Guotai Junan Securities jointly and severally accept full responsibility for the accuracy of the information contained in this joint announcement (other than in relation to Haitong Securities) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this joint announcement (other than those expressed by the directors of Haitong Securities) have been arrived at after due and careful consideration and there are no other facts not contained in this joint announcement, the omission of which would make any statement in this joint announcement misleading.

As at the date of this joint announcement, the executive directors of Haitong Securities are Mr. LI Jun and Mr. HAN Jianxin; the non-executive directors of Haitong Securities are Mr. TU Xuanxuan, Mr. SHI Lei, Ms. XIAO Hehua and Mr. XU Jianguo; the independent non-executive directors of Haitong Securities are Mr. ZHOU Yu, Mr. FAN Ren Da Anthony, Mr. MAO Fugen and Mr. MAO Huigang.

The directors of Haitong Securities jointly and severally accept full responsibility for the accuracy of the information contained in this joint announcement (other than in relation to Guotai Junan Securities) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this joint announcement (other than those expressed by the directors of Guotai Junan Securities) have been arrived at after due and careful consideration and there are no other facts not contained in this joint announcement, the omission of which would make any statement in this joint announcement misleading.

SCHEDULE IA

GUOTAI JUNAN DISSENTING SHAREHOLDER EXERCISE NOTICE

Unless otherwise defined herein, capitalised terms used in this notice shall have the same meanings as defined in the indicative timeline and implementation announcement jointly issued by Guotai Junan Securities Co., Ltd. (“Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”) dated 21 January 2025.

We, HKSCC Nominees Limited, have been instructed by the relevant CCASS participant(s) to hereby submit this exercise notice to the H share registrar of Guotai Junan Securities, Computershare Hong Kong Investor Services Limited, for the purpose of exercising our Guotai Junan Put Option and transferring the title of our Guotai Junan H Shares.

We understand that:

(i)	Registration for the exercise of the Guotai Junan Put Option in respect of any part of Guotai Junan H Shares (including the Dissenting Shares) which does not satisfy all of the conditions to exercise the Guotai Junan Put Option will be void;

(ii)	Our exercise of the Guotai Junan Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to Guotai Junan Put Option Provider(s), Guotai Junan Securities, Computershare Hong Kong Investor Services Limited and/or such person or persons as any of them may direct for the purpose, on our behalf, to make and execute the contract note as required by the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) to be made and executed by us as the seller(s) of the Dissenting Shares to be sold by us under the Guotai Junan Put Option and to cause the same to be stamped and to cause an endorsement to be made on the Standard Form of Transfer in accordance with the provisions of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong);

(iii)	Our exercise of the Guotai Junan Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to Guotai Junan Put Option Provider(s), Guotai Junan Securities, Computershare Hong Kong Investor Services Limited and/or such person or persons as any of them may direct to complete and execute the Standard Form of Transfer or any document on our behalf in connection with our exercise of the Guotai Junan Put Option in respect of the Dissenting Shares and to do any other act that may be necessary or expedient for the purpose of vesting in Guotai Junan Put Option Provider(s) as it may direct our Dissenting Shares registered for exercise of the Guotai Junan Put Option; and

(iv)	If the Proposed Merger does not proceed, we will not be entitled to exercise our Guotai Junan Put Option in respect of any part of Guotai Junan H Shares (including the Dissenting Shares).

In case of any question on the satisfaction of the conditions to exercise the Guotai Junan Put Option in respect of the Dissenting Shares, the verification of ownership of the Dissenting Shares, the valid exercise of the Guotai Junan Put Option or the submission of the required documents, Guotai Junan Securities has the sole and absolute discretion to make a determination which shall be final and binding.

Information of the Guotai Junan Dissenting Shareholder(s)
Name
Number of Guotai Junan H Shares held for casting Effective Dissenting Votes at the Guotai Junan EGM
Number of Guotai Junan H Shares currently held
Number of Guotai Junan H Shares in respect of which the Guotai Junan Put Option is exercised
Contact person and phone number
Signature(s)
(Please also affix company chop for corporate shareholders, if applicable)

Title:
Date

SCHEDULE IB

GUOTAI JUNAN DISSENTING SHAREHOLDER DECLARATION AND EXERCISE NOTICE

Declaration

Unless otherwise defined herein, capitalised terms used in this notice shall have the same meanings as defined in the indicative timeline and implementation announcement jointly issued by Guotai Junan Securities Co., Ltd. (“Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”) dated 21 January 2025.

I/we hereby declare:

1.	I/We (where I/we am/are a Beneficial Owner, through my/our CCASS participant and HKSCC Nominees Limited) have cast an Effective Dissenting Vote in respect of each of the resolutions regarding the Proposed Merger at the Guotai Junan EGM and enclose a copy of the relevant proof thereof.

2.	I/We have (where I/we am/are a Beneficial Owner, HKSCC Nominees Limited has) been validly registered as a Guotai Junan H Shareholder on the H share register of Guotai Junan Securities since the record date for the Guotai Junan EGM (being 13 December 2024) (the “EGM Record Date”) and have held such Guotai Junan H Shares in respect of which I/we intend to exercise my/our Guotai Junan Put Option (the “Dissenting Shares”) until the date of this notice.

3.	I/We (where I/we am/are a Beneficial Owner, HKSCC Nominees Limited) will remain validly registered as a Guotai Junan H Shareholder on the H share register of Guotai Junan Securities and hold the Dissenting Shares (where I/we am/are a Beneficial Owner, will instruct my/our CCASS participant to instruct HKSCC Nominees Limited to hold the Dissenting Shares) until the date on which the Guotai Junan Put Option Provider(s) pays cash consideration to me/us and has/have the Guotai Junan H Shares held and effectively declared by me/us transferred to them (the “Exercise Date”), which I/we understand will be decided upon and separately announced by Guotai Junan Securities.

4.	There has been no trading in the Dissenting Shares from the EGM Record Date until the date of this notice and I/we enclose the relevant proof.

5.	The Dissenting Shares

(i)	The Dissenting Shares held by me/us are not subject to any encumbrances including but not limited to lien, pledge, security rights, other third-party rights or judicial moratorium. The Dissenting Shares will be sold free from all encumbrances and together with all rights and benefits attaching to them as at the Exercise Date or subsequently becoming attached to them;

(ii)	I/We have not undertaken to Guotai Junan Securities to waive the Guotai Junan Put Option of Guotai Junan Dissenting Shareholders in respect of the Dissenting Shares held by me/us;

(iii)	In the event that there has been any change in the capacity in which the Dissenting Shares were held by me/us (i.e. from a Beneficial Owner with such shares being deposited in CCASS to a registered shareholder holding such shares with my/our name registered on the H share register of Guotai Junan Securities, or vice versa) since the EGM Record Date, I/we will provide all necessary documents to demonstrate my/our ownership of the Dissenting Shares in both capacities; and

(iv)	All Applicable Laws have been complied with by me/us and the Guotai Junan Put Option is exercisable in accordance with Applicable Laws.

6.	Tax and other expenses

(i)	I/We understand that Hong Kong stamp duty is payable at the rate of 0.1% of the amount of the consideration and such stamp duty payable will be paid on my/our behalf and deducted from the cash received by me/us; and

(ii)	I/We will bear other applicable tax, fees, levies, costs and expenses arising out of or in relation to the exercise of my/our Guotai Junan Put Option and the transfer of the Dissenting Shares held by me/us to the Guotai Junan Put Option Provider(s), which may be paid on my/our behalf and deducted from the cash received by me/us.

7.	I/We understand that:

(i)	Registration for the exercise of the Guotai Junan Put Option in respect of any part of Guotai Junan H Shares (including the Dissenting Shares) which does not satisfy all of the conditions to exercise the Guotai Junan Put Option will be void;

(ii)	A Guotai Junan Dissenting Shareholder holding Guotai Junan H Shares (including the Dissenting Shares) which has not completed the registration procedure in accordance with the indicative timeline and implementation announcement jointly issued by Guotai Junan Securities and Haitong Securities dated 21 January 2025 during the Guotai Junan Put Option Declaration Period or does not satisfy any of the conditions to exercise the Guotai Junan Put Option for whatever reason will not be entitled to exercise its Guotai Junan Put Option;

(iii)	My/Our exercise of the Guotai Junan Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to Guotai Junan Put Option Provider(s), Guotai Junan Securities, Computershare Hong Kong Investor Services Limited and/or such person or persons as any of them may direct for the purpose, on my/our behalf, to make and execute the contract note as required by the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) to be made and executed by me/us as the seller(s) of the Dissenting Shares to be sold by me/us under the Guotai Junan Put Option and to cause the same to be stamped and to cause an endorsement to be made on the Standard Form of Transfer in accordance with the provisions of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong);

(iv)	My/Our exercise of the Guotai Junan Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to Guotai Junan Put Option Provider(s), Guotai Junan Securities, Computershare Hong Kong Investor Services Limited, (where I/we am/are a Beneficial Owner) HKSCC Nominees Limited and/or such person or persons as any of them may direct to complete and execute the Standard Form of Transfer or any document on my/our behalf in connection with my/ our exercise of the Guotai Junan Put Option in respect of the Dissenting Shares and to do any other act that may be necessary or expedient for the purpose of vesting in Guotai Junan Put Option Provider(s) as it may direct my/our Dissenting Shares registered for exercise of the Guotai Junan Put Option; and

(v)	If the Proposed Merger does not proceed, I/we will not be entitled to exercise my/our Guotai Junan Put Option in respect of any part of Guotai Junan H Shares (including the Dissenting Shares).

8.	In case of any question on the satisfaction of the conditions to exercise the Guotai Junan Put Option in respect of the Dissenting Shares, the verification of ownership of the Dissenting Shares, the valid exercise of the Guotai Junan Put Option or the submission of the required documents, Guotai Junan Securities has the sole and absolute discretion to make a determination which shall be final and binding.

9.	I/We exercise the Guotai Junan Put Option in respect of the Dissenting Shares with full understanding of the conditions to exercise the Guotai Junan Put Option, having considered all relevant circumstances.

Exercise Notice

I/We, as a Guotai Junan Dissenting Shareholder holding Guotai Junan H Shares and who satisfy the conditions to exercise the Guotai Junan Put Option, hereby (where I/we am/are a Beneficial Owner, have instructed my/our CCASS participant to instruct HKSCC Nominees Limited to) exercise the Guotai Junan Put Option in relation to my/our Dissenting Shares set out below.

Information of the Guotai Junan Dissenting Shareholder(s)
Name
Number of Guotai Junan H Shares held for casting Effective Dissenting Votes at the Guotai Junan EGM
Number of Guotai Junan H Shares currently held
Number of Guotai Junan H Shares in respect of which the Guotai Junan Put Option is exercised
HKID number or Business registration number
Contact phone number
Address
Name, participant ID (if any) and contact phone number of CCASS participant holding the Dissenting Shares
Type of CCASS participant holding the Dissenting Shares (market intermediary or investor participant)
Signature(s)
(Please also affix company chop for corporate shareholders, if applicable)

Title:
Date

SCHEDULE IIA

HAITONG DISSENTING SHAREHOLDER EXERCISE NOTICE

Unless otherwise defined herein, capitalised terms used in this notice shall have the same meanings as defined in the indicative timeline and implementation announcement jointly issued by Guotai Junan Securities Co., Ltd. (“Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”) dated 21 January 2025.

We, HKSCC Nominees Limited, have been instructed by the relevant CCASS participant(s) to hereby submit this exercise notice to the H share registrar of Haitong Securities, Computershare Hong Kong Investor Services Limited, for the purpose of exercising our Haitong Put Option and transferring the title of our Haitong H Shares.

We understand that:

(i)	Registration for the exercise of the Haitong Put Option in respect of any part of the Haitong H Shares (including the Dissenting Shares) which does not satisfy all of the conditions to exercise the Haitong Put Option will be void;

(ii)	Our exercise of the Haitong Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to the Haitong Put Option Provider(s), Haitong Securities, Computershare Hong Kong Investor Services Limited and/or such person or persons as any of them may direct for the purpose, on our behalf, to make and execute the contract note as required by the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) to be made and executed by us as the seller(s) of the Dissenting Shares to be sold by us under the Haitong Put Option and to cause the same to be stamped and to cause an endorsement to be made on the Standard Form of Transfer in accordance with the provisions of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong);

(iii)	Our exercise of the Haitong Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to the Haitong Put Option Provider(s), Haitong Securities, Computershare Hong Kong Investor Services Limited and/or such person or persons as any of them may direct to complete and execute the Standard Form of Transfer or any document on our behalf in connection with our exercise of the Haitong Put Option in respect of the Dissenting Shares and to do any other act that may be necessary or expedient for the purpose of vesting in the Haitong Put Option Provider(s) as it may direct our Dissenting Shares registered for exercise of the Haitong Put Option; and

(iv)	If the Proposed Merger does not proceed, we will not be entitled to exercise our Haitong Put Option in respect of any part of the Haitong H Shares (including the Dissenting Shares).

In case of any question on the satisfaction of the conditions to exercise the Haitong Put Option in respect of the Dissenting Shares, the verification of ownership of the Dissenting Shares, the valid exercise of the Haitong Put Option or the submission of the required documents, Haitong Securities has the sole and absolute discretion to make a determination which shall be final and binding.

Information of the Haitong Dissenting Shareholder(s)
Name
Number of Haitong H Shares held for casting Effective Dissenting Votes at the Haitong EGM and the Haitong H Shareholders’ Class Meeting
Number of Haitong H Shares currently held
Number of Haitong H Shares in respect of which the Haitong Put Option is exercised
Contact person and phone number
Signature(s)
(Please also affix company chop for corporate shareholders, if applicable)

Title:
Date

SCHEDULE IIB

HAITONG DISSENTING SHAREHOLDER DECLARATION AND EXERCISE NOTICE

Declaration

Unless otherwise defined herein, capitalised terms used in this notice shall have the same meanings as defined in the indicative timeline and implementation announcement jointly issued by Guotai Junan Securities Co., Ltd. (“Guotai Junan Securities”) and Haitong Securities Co., Ltd. (“Haitong Securities”) dated 21 January 2025.

I/we hereby declare:

1.	I/We (where I/we am/are a Beneficial Owner, through my/our CCASS participant and HKSCC Nominees Limited) have cast an Effective Dissenting Vote in respect of each of the resolutions regarding the Proposed Merger at the Haitong EGM and the Haitong H Shareholders’ Class Meeting and enclose a copy of the relevant proof thereof.

2.	I/We have (where I/we am/are a Beneficial Owner, HKSCC Nominees Limited has) been validly registered as a Haitong H Shareholder on the H share register of Haitong Securities since the record date for the Haitong EGM and the Haitong H Shareholders’ Class Meeting (being 13 December 2024) (the “EGM and HCM Record Date”) and have held such Haitong H Shares in respect of which I/we intend to exercise my/our Haitong Put Option (the “Dissenting Shares”) until the date of this notice.

3.	I/We (where I/we am/are a Beneficial Owner, HKSCC Nominees Limited) will remain validly registered as a Haitong H Shareholder on the H share register of Haitong Securities and hold the Dissenting Shares (where I/we am/are a Beneficial Owner, will instruct my/our CCASS participant to instruct HKSCC Nominees Limited to hold the Dissenting Shares) until the date on which the Haitong Put Option Provider(s) pays cash consideration to me/us and has/ have the Haitong H Shares held and effectively declared by me/us transferred to them (the “Exercise Date”), which I/we understand will be decided upon and separately announced by Haitong Securities.

4.	There has been no trading in the Dissenting Shares from the EGM and HCM Record Date until the date of this notice and I/we enclose the relevant proof.

5.	The Dissenting Shares

(i)	The Dissenting Shares held by me/us are not subject to any encumbrances including but not limited to lien, pledge, security rights, other third-party rights or judicial moratorium. The Dissenting Shares will be sold free from all encumbrances and together with all rights and benefits attaching to them as at the Exercise Date or subsequently becoming attached to them;

(ii)	I/We have not undertaken to Haitong Securities to waive the Haitong Put Option of Haitong Dissenting Shareholders in respect of the Dissenting Shares held by me/us;

(iii)	In the event that there has been any change in the capacity in which the Dissenting Shares were held by me/us (i.e. from a Beneficial Owner with such shares being deposited in CCASS to a registered shareholder holding such shares with my/our name registered on the H share register of Haitong Securities, or vice versa) since the EGM and HCM Record Date, I/we will provide all necessary documents to demonstrate my/ our ownership of the Dissenting Shares in both capacities; and

(iv)	All Applicable Laws have been complied with by me/us and the Haitong Put Option is exercisable in accordance with Applicable Laws.

6.	Tax and other expenses

(i)	I/We understand that Hong Kong stamp duty is payable at the rate of 0.1% of the amount of the consideration and such stamp duty payable will be paid on my/our behalf and deducted from the cash received by me/us; and

(ii)	I/We will bear other applicable tax, fees, levies, costs and expenses arising out of or in relation to the exercise of my/our Haitong Put Option and the transfer of the Dissenting Shares held by me/us to the Haitong Put Option Provider(s), which may be paid on my/ our behalf and deducted from the cash received by me/us.

7.	I/We understand that:

(i)	Registration for the exercise of the Haitong Put Option in respect of any part of the Haitong H Shares (including the Dissenting Shares) which does not satisfy all of the conditions to exercise the Haitong Put Option will be void;

(ii)	A Haitong Dissenting Shareholder holding Haitong H Shares (including the Dissenting Shares) which has not completed the registration procedure in accordance with the indicative timeline and implementation announcement jointly issued by Guotai Junan Securities and Haitong Securities dated 21 January 2025 during the Haitong Put Option Declaration Period or does not satisfy any of the conditions to exercise the Haitong Put Option for whatever reason will not be entitled to exercise its Haitong Put Option;

(iii)	My/Our exercise of the Haitong Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to the Haitong Put Option Provider(s), Haitong Securities, Computershare Hong Kong Investor Services Limited and/or such person or persons as any of them may direct for the purpose, on my/our behalf, to make and execute the contract note as required by the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong) to be made and executed by me/ us as the seller(s) of the Dissenting Shares to be sold by me/us under the Haitong Put Option and to cause the same to be stamped and to cause an endorsement to be made on the Standard Form of Transfer in accordance with the provisions of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong);

(iv)	My/Our exercise of the Haitong Put Option in respect of the Dissenting Shares once declared shall constitute an irrevocable instruction and authority to the Haitong Put Option Provider(s), Haitong Securities, Computershare Hong Kong Investor Services Limited, (where I/we am/are a Beneficial Owner) HKSCC Nominees Limited and/or such person or persons as any of them may direct to complete and execute the Standard Form of Transfer or any document on my/our behalf in connection with my/our exercise of the Haitong Put Option in respect of the Dissenting Shares and to do any other act that may be necessary or expedient for the purpose of vesting in the Haitong Put Option Provider(s) as it may direct my/our Dissenting Shares registered for exercise of the Haitong Put Option; and

(v)	If the Proposed Merger does not proceed, I/we will not be entitled to exercise my/ our Haitong Put Option in respect of any part of the Haitong H Shares (including the Dissenting Shares).

8.	In case of any question on the satisfaction of the conditions to exercise the Haitong Put Option in respect of the Dissenting Shares, the verification of ownership of the Dissenting Shares, the valid exercise of the Haitong Put Option or the submission of the required documents, Haitong Securities has the sole and absolute discretion to make a determination which shall be final and binding.

9.	I/We exercise the Haitong Put Option in respect of the Dissenting Shares with full understanding of the conditions to exercise the Haitong Put Option, having considered all relevant circumstances.

Exercise Notice

I/We, as a Haitong Dissenting Shareholder holding Haitong H Shares and who satisfy the conditions to exercise the Haitong Put Option, hereby (where I/we am/are a Beneficial Owner, have instructed my/our CCASS participant to instruct HKSCC Nominees Limited to) exercise the Haitong Put Option in relation to my/our Dissenting Shares set out below.

Information of the Haitong Dissenting Shareholder(s)
Name
Number of Haitong H Shares held for casting Effective Dissenting Votes at the Haitong EGM and the Haitong H Shareholders’ Class Meeting
Number of Haitong H Shares currently held
Number of Haitong H Shares in respect of which the Haitong Put Option is exercised
HKID number or Business registration number
Contact phone number
Address
Name, participant ID (if any) and contact phone number of CCASS participant holding the Dissenting Shares
Type of CCASS participant holding the Dissenting Shares (market intermediary or investor participant)
Signature(s)
(Please also affix company chop for corporate shareholders, if applicable)

Title:
Date